UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 26, 2017

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On January 26, 2017, TiVo Corporation (“TiVo”), as parent guarantor, two of its wholly-owned subsidiaries, Rovi Solutions Corporation and Rovi Guides, Inc., as borrowers (the “Borrowers”), and certain of TiVo’s other subsidiaries, as subsidiary guarantors (together with TiVo and the Borrowers, collectively, the “Loan Parties”), entered into Refinancing Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of July 2, 2014 (the “Existing Credit Agreement” and as amended and restated by the Amendment, the “Amended Credit Agreement”), with the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

The Amended Credit Agreement provides for a $682.5 million term loan B facility (the “Term Loan B Facility”). The Borrowers used the proceeds of the Term Loan B Facility to repay existing loans under the term loan B facility under the Existing Credit Agreement. Loans under the Term Loan B Facility bear interest, at the Borrowers’ option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.5% per annum (subject to a 0.75% LIBOR floor) or the prime lending rate, plus an applicable margin equal to 1.5% per annum.

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium, except that a 1% premium would apply to a repayment in connection with a repricing of, or any amendment to the Credit Agreement resulting in a repricing of, the term loans under the Term Loan B Facility effected on or prior to the date that is six months following the January 26, 2017 closing date of the Amendment. The Borrowers are required to make mandatory prepayments of term loans (without payment of a premium) with (i) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (ii) net cash proceeds from issuances of debt (other than certain permitted debt), (iii) beginning with the fiscal year ending December 31, 2017, a percentage of 50% of TiVo’s Excess Cash Flow (as defined in the Amended Credit Agreement) (provided that no payment is required to be made if TiVo’s total secured leverage ratio is less than 2.50:1.00 and no payment is required for the fiscal year ending December 31, 2016), and (iv) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions).

The term loans under the Term Loan B Facility amortize in equal quarterly installments in an aggregate annual amount equal to $7.0 million, with any remaining balance payable on the final maturity date of the Term Loan B Facility.

The Borrowers’ obligations under the Term Loan B Facility and any hedging or treasury management obligations entered into with a lender are guaranteed by TiVo and each of TiVo’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries and domestic subsidiaries (“Domestic Foreign Holding Companies”) that own no material assets other than capital stock of one or more foreign subsidiaries that are controlled foreign corporations (“Controlled Foreign Corporations”) within the meaning of Section 957 of the United States Internal Revenue Code).

The obligations of the Loan Parties under the Term Loan B Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of each of TiVo’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in and mortgages on all tangible and intangible assets of TiVo, the Borrower’s and each subsidiary guarantor, except, in the case of any Controlled Foreign Corporation or Domestic Foreign Holding Company, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a first-tier foreign subsidiary, to 66% of the voting stock and 100% of non-voting stock of such first-tier foreign subsidiary).

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to TiVo and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions, subject to certain exceptions, including any dividends or other distributions in an aggregate amount of up to $500.0 million plus the Available Amount Basket (as defined in the Amended Credit Agreement).

Events of default under the Amended Credit Agreement include: the failure by the Borrowers to timely make payments due under the Amended Credit Agreement; material misrepresentations or misstatements in any representation or warranty of any of the Loan Parties; failure by the Loan Parties to comply with their covenants under the Amended Credit Agreement and other related agreements; certain defaults under a specified amount of other indebtedness of TiVo or its subsidiaries; insolvency or bankruptcy-related events with respect to TiVo or any of its subsidiaries; certain judgments against TiVo or any of its subsidiaries; certain ERISA-related events reasonably expected to have a material adverse effect on TiVo and its subsidiaries or the imposition of a lien on the properties of TiVo or any of its subsidiaries; certain security interests or liens under the loan documents cease to be or are asserted by any Loan Party to not be in full force and effect; any loan document or material provision thereof cease to be, or any proceeding is instituted asserting that such loan document or material provision is not, in full force and effect; and the occurrence of a change in control.

The foregoing description of the Amendment and the Amended Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the anticipated uses of the net proceeds from the offering. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, TiVo’s actual uses of the net proceeds from the offering. TiVo’s Securities and Exchange Commission filings identify many other risks and uncertainties that could affect TiVo’s uses of the net proceeds from the offering. Any forward-looking statements that we make in this report speak only as of the date of such statement, and TiVo undertakes no obligation, except as required by law, to update such statements.

ITEM 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above, which is incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

ITEM 3.03	Material Modifications to Rights of Security Holders

See Item 1.01 above, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Refinancing Amendment No. 1, dated as of January 26, 2017, among TiVo Corporation, as parent guarantor, Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, the subsidiary guarantors, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation
(Registrant)

Date: January 26, 2017	By:	/s/ Pamela Sergeeff
Pamela Sergeeff EVP and General Counsel